Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2017 relating to the financial statements, and financial statement schedule, which appears in Safety, Income and Growth, Inc.’s Registration Statement on Form S-11.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 27, 2017